Amended and Restated
Bylaws of
FinWise Bancorp

As Adopted
Effective November 28, 2023

Amended and Restated
Bylaws of
FINWISE BANCORP
-i-

-ii-

-iii-

Amended and Restated
Bylaws of
FinWise Bancorp
Article I - Purposes
Section 1.01 Purpose. This corporation is organized for any and all lawful purposes for which corporations may be organized under the Utah Revised Business Corporation Act, as amended, as set forth in the corporation’s Articles of Incorporation, including, without limitation, to engage in the commercial banking business under the provisions of Chapter 3 of Title 7 of the Utah Code Annotated.
Article II - Offices
Section 2.01 Offices. The principal office of the corporation may be located at any place, either in or outside the State of Utah, as designated in the corporation’s most current Annual Report filed with the Utah Division of Corporations and Commercial Code. The corporation may have such other offices, either in or outside the State of Utah, as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in Section 16-10a-1601 of the Utah Revised Business Corporation Act.
Section 2.02 Registered Office. The registered office of the corporation, required by Section 16-10a-501 of the Utah Revised Business Corporation Act, shall be located in the State of Utah and may be, but need not be, identical with the corporation’s principal office (if located in the State of Utah). The address of the registered office may be changed from time to time.
Article III - Shareholders
Section 3.01 Annual Meeting. The corporation shall hold an annual meeting of shareholders at such time, date and place as the board of directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof); (y) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or (z) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date notice is given as provided for in Section 3.05 and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 3.13(b) and this Section 3.01. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form pursuant to Section 3.15 hereof, delivered or mailed by first class mail, postage prepaid, to the corporation’s secretary. To be timely, a shareholder’s notice to the corporation’s secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred fifty (150) days nor more than one hundred eighty (180) days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.01 or Section 3.15 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures contained in these Bylaws and the corporation’s Articles of Incorporation, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 3.02 Special Meeting. A special meeting of shareholders may be called at any time by (a) the chairman of the board of directors, the president or the secretary at the request in writing, or by resolution, of a majority of the board of directors or (b) by the secretary at the request in writing by any one or more shareholders that hold, in the aggregate, at least ten percent (10%) of the outstanding registered shares of the corporation entitled to vote at such meeting, which request shall state the purpose of such meeting. No other person or persons are permitted to call a special meeting. The business transacted at any special meeting shall be limited to the purpose of such meeting, which shall be stated in the notice of such meeting. If the chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the procedures contained in these Bylaws and the corporation’s Articles of Incorporation, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 3.03 Place of Meetings. The board of directors may designate any place, either in or outside the State of Utah, as the place at which any annual or special meeting is to be held. If no designation is made, the meeting shall be held at the corporation’s principal office.
Section 3.04 Action Without a Meeting.
(a)    Action by Written Consent. Any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
(b)    Withdrawal of Consent. Any shareholder giving a written consent, or the shareholder’s proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the shareholder’s prior consent is revoked, if the writing is received by the corporation prior to the effectiveness of the action.
(c)    Effective Date of Action. An action taken pursuant to this Section 3.04 is not effective unless all written consents on which the corporation relies for the taking of an action pursuant to subsection (a) are received by the corporation within a sixty (60) day period and not revoked pursuant to subsection (c). Action taken pursuant to this Section 3.04 is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents as contemplated by subsection (a) signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action.
(d)    Record Date. If not otherwise determined under Section 3.06 of these Bylaws, the record date for determining shareholders entitled to take action without a meeting or entitled to be given notice under subsection (b) of action so taken is the date the first shareholder delivers to the corporation a writing upon which the action is taken pursuant to subsection (a).

Section 3.05 Notice of Meeting.
(a)    Notice Required. The corporation shall give notice to shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice shall be deemed effective at the earlier of (i) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.
(b)    Exception to Notice Requirement. Notwithstanding any requirement in these Bylaws or elsewhere that notice be given, the corporation shall not be required to give notice to any shareholder to whom:
(i)    a notice of two (2) consecutive annual meetings, and all notices of meetings during the period between the two (2) consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the corporation’s records, and have been returned undeliverable; or
(ii)    at least two (2) payments, if sent by first class mail, of dividends or interest on securities during a twelve (12) month period, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the corporation, and have been returned undeliverable.
(c)    Contents of Notice.
(i)    The notice of every shareholders’ meeting must state the place, day and time of the meeting.
(ii)    Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called, except for those matters specified by law or these Bylaws for which specific notice must be given.
(iii)    Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.
(d)    Waiver of Notice. A shareholder may waive any notice required by these Bylaws, before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.
(e)    Waiver by Attendance. A shareholder’s attendance at a meeting:
(i)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and
(ii)    in the case of a special meeting, waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 3.06 Record Date for Meetings and Other Actions. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or entitled to receive payments of any dividend or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is first given; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
Section 3.07 Record Date of Dividends and Other Distributions. The board of directors may fix a future date as the record date for determining shareholders entitled to dividends and other distributions, other than one involving a purchase, redemption, or other acquisition of the corporation’s shares. If the board of directors does not fix a record date, the record date is the date the board of directors authorizes the distribution.
Section 3.08 Meetings by Telecommunication. Shareholders may participate in a meeting by, or the meeting may be conducted through the use of, conference telephone or similar means of communication by which all persons participating in the meeting can hear one another during the meeting. A shareholder participating in a meeting by this means is considered to be present at the meeting.
Section 3.09 Voting Lists.
(a)    Requirements for Voting List. After fixing a record date for a shareholders’ meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list must be arranged by voting group, and within each voting group by class or series of shares. The list must be alphabetical within each class or series and must show the address of, and the number of shares held by, each shareholder.
(b)    Inspection of Voting List Prior to a Meeting. The shareholders’ list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any meeting adjournments, at the corporation’s principal office or at a place identified in the meeting notice in the city in which the meeting will be held.
(c)    Inspection of Voting List at the Meeting. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment, for any purpose germane to the meeting.
(d)    Effect on Meeting. The corporation’s refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 3.10 Proxies.
(a)    Manner of Voting. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy.
(b)    Appointment of Proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney in fact.
(c)    Effective Date. A proxy is effective when received by the corporation.
(d)    Term. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.
(e)    Revocation. An appointment of a proxy is revocable by the shareholder, and is revoked upon the death or incapacity of the shareholder (upon receipt of notice of either event by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the authority under the appointment), unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
(f)    Proxy Color. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a form of proxy color other than white, which shall be reserved for the exclusive use by the board of directors.
Section 3.11 Voting Entitlement of Shares. Each outstanding share entitled to vote is entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.
Section 3.12 Quorum. At each meeting of shareholders, except where otherwise provided by law or the corporation’s Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the majority of the shareholders present either in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum shall attend.
Section 3.13 Voting for Directors.
(a)    Vote Required. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present. Cumulative voting, as defined in Utah Code Annotated § 16-10a-728, shall not be used to elect directors.
(b)    Notice of Nomination. Nominations for the election of directors may be made by the board of directors (or any duly authorized committee thereof) or by any shareholder entitled to vote for the election of directors who is a shareholder of record both at the time of giving of notice provided for in this Section 3.13(b) and at the time of the meeting of shareholders for the election of directors (and any postponement or adjournment thereof). Nominations by other than action of the board of directors (or any duly authorized committee thereof) shall be made by notice in proper written form pursuant to Section 3.15 hereof, delivered or mailed by first class mail, postage prepaid, to the corporation’s secretary (i) in the case of an annual meeting, not less than one hundred fifty (150) days nor more than one hundred eighty (180) days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made or (ii) in the case of a special meeting, not earlier than the 180th day prior to such special meeting and not later than the later of the 150th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. A shareholder who intends to solicit proxies in support of nominations of persons, other than the nominees of the board of directors, for election to the board of directors and who has delivered a notice pursuant to this Section 3.13(b), shall promptly certify to the corporation, and notify the corporation in writing, that it has complied with or will comply with all the requirements of Rule 14a-19 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the requirement that such shareholder has solicited the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors), and upon request of the corporation, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the corporation reasonable evidence of such compliance. Without limiting the foregoing, unless otherwise required by law, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then such shareholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for such shareholder’s nominees.
Section 3.14 Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the board of directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chair, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 3.15 Proper Written Form of Shareholder’s Notice.
(a)    Proper Written Form. To be in proper written form pursuant to Section 3.01, Section 3.02 or Section 3.13(b) hereof, a shareholder’s notice to the corporation’s secretary shall set forth in writing as to each matter the shareholder proposes to bring before the meeting of shareholders: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, the name, age, and business address of each such person, the principal occupation or employment of such person, the number of shares of stock of the corporation which are beneficially owned by such person, and all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting of shareholders, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the meeting of shareholders, and in the event that such business includes a proposal to amend the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the corporation which are beneficially owned or owned of record by the shareholder proposing such business or nomination and name of the beneficial owner if different from the shareholder; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and/or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and/or such beneficial owner, with respect to shares of stock of the corporation; (vi) any material interest of the shareholder and/or such beneficial owners in any such business; (vii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (viii) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to make a nomination or present a proposal at a meeting of shareholders and such shareholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the corporation to solicit proxies for such meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.15, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
(b)    Updates to Shareholder’s Notice. A shareholder shall further update and supplement its notice of any nominee for election as a director or any proposal for other business at a meeting of shareholders to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 3.01, Section 3.02, Section 3.13(b) or Section 3.15 hereof, as the case may be, shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the corporation’s secretary not later than three (3) business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
(c)    Defective Notice or Nomination. The chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that the business or nomination was not properly brought before the meeting in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination or business shall be disregarded.

Article IV - Board of Directors
Section 4.01 General Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors.
Section 4.02 Number. The number of directors of the corporation shall be not less than five (5) nor more than nine (9), with the exact number of directors within such parameters to be set by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
Section 4.03 Chair. One (1) director may be designated by a majority of the full board of directors as chair of the board. The chair of the board shall preside at all meetings of the board of directors.
Section 4.04 Election. The directors shall be elected at each annual meeting of the shareholders. If the directors are not elected at an annual meeting, or if an annual meeting is not held, then the directors may be elected at any special meeting of the shareholders held for that purpose.
Section 4.05 Term and Classification of Directors. The Board shall be divided into three classes, the members of each class to serve for three years. The number of directors serving in each class shall be equal as nearly as possible. At the annual meeting of shareholders at which an amendment to the articles of incorporation is approved to divide the board into classes, the directors of one class (Class III) shall be elected for a three year term, the directors of the second class (Class II) shall be elected for a two year term, and the directors of the third class (Class I) shall be elected for a one year term, each term ending at the annual meeting of shareholders held at or near the end of such term. At each annual meeting thereafter, directors shall be elected to fill the directorships of the class of directors whose terms have expired. Those directors shall hold office for a three year term following their election or until such time as their successors shall have been elected and qualified.
Section 4.06 Qualifications. Directors need not be residents of the State of Utah or shareholders of the corporation. However, a majority of the directors shall be directors who do not have “control” over the corporation as the term “control” is defined herein. For purposes of this Bylaw, a director shall be deemed to have “control” over the corporation if: (a) such director directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25 per centum or more of any class of voting securities of the corporation; (b) such director controls in any manner the election of a majority of the directors of the corporation; or (c) the Federal Deposit Insurance Corporation or the Utah Commissioner of Financial Institutions determines, after notice and opportunity for hearing in the manner contemplated by 12 U.S.C. § 1841(a)(2)(C), that such director directly or indirectly exercises a controlling influence over the management or policies of the corporation.
Section 4.07 Resignation. Any director of the corporation may resign at any time by giving written notice to the corporation. A resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.
Section 4.08 Vacancies. Any vacancies in the board of directors for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than 66 2/3% of the members of the board of directors then in office, although less than a quorum, and any directors so chosen shall hold office, in the event that the board of directors is classified pursuant to this Article V, until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, and in the event that the board of directors is not classified pursuant to this Article V, until the next annual meeting of shareholders and until such director’s successor is elected and has qualified.
Section 4.09 Election by Plurality. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Cumulative voting, as defined in Utah Code Annotated § 16-10a-728, shall not be used to elect directors.
Section 4.10 Removal. The notice of the meeting at which a director is to be removed must state that the purpose, or one of the purposes, of the meeting is to remove the director.
Section 4.11 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or stated salaries as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 4.12 Regular Meetings. By resolution, the board of directors may determine the time and place, either within or without the State of Utah, for the holding of regular meetings without other notice than such resolution; provided, that a quorum of the board of directors shall meet at least as frequently as required at any time by the provisions of Utah Code Annotated § 7-3-32, as amended from time to time.
Section 4.13 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president/chief executive officer or any three (3) directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the board of directors called by them. Notice of any special meeting of the board of directors shall be given to each director in person, by telephone, by facsimile or electronic mail, or by next-day delivery courier service, at least 24 hours before the special meeting, directed to each director at that director’s address, telephone number, facsimile number of electronic mail address, as the case may be, as shown on the corporation’s records.
Section 4.14 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors. Such consent has the same force and effect as a unanimous vote of the directors. Action taken under this provision is effective at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary or any other person authorized by the Bylaws or the board of directors to receive the revocation, or unless the consent specifies a different effective time. This section shall not substitute for the requirement that a quorum of the board of directors of the corporation meet at least as frequently as required under the provisions of Utah Code Annotated § 7-3-32, as amended from time to time.
Section 4.15 Waiver of Notice.
(a)    Written Waiver. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in subsection (b), below, the waiver must be in writing and signed by the director entitled to notice. The waiver shall be delivered to the corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.

(b)    Waiver by Attendance. The attendance of a director at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.
Section 4.16 Quorum. A majority of the number of directors fixed by Section 4.02 of these Bylaws constitutes a quorum for the transaction of business at any meeting of the board of directors.
Section 4.17 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board of directors. Voting by proxy is not permitted. The minutes of each meeting of the board of directors shall be kept by the secretary of the corporation and maintained at the head office of the corporation in accordance with the requirements of Utah Code Annotated § 7-3-32.
Section 4.18 Meetings by Telecommunication. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered present in person at the meeting.
Section 4.19 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is presumed to have assented to the action taken unless:
(i)    the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;
(ii)    the director contemporaneously requests that his dissent or abstention as to any specific action be entered into the minutes of the meeting; or
(iii)    the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.
The right of dissent under this Section as to a specific action shall not be available to a director who votes in favor of the action taken.
Section 4.20 Interested Directors; Quorum. Except as the corporation’s Articles of Incorporation may otherwise provide, no contract or other transaction between the Corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest in the contract or transaction and as to any common directorship, officership or financial interest are disclosed in good faith or known to the board or the committee, and the board or committee authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as defined in Utah Code Annotated §

16-10a-852, by unanimous vote of the disinterested directors; or (2) the material facts as to his or her relationship or interest in the contract or transaction and as to any such common directorship, officership or financial interest as disclosed in good faith or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
Article V - Committees
Section 5.01 Creation of Committees. The board of directors by resolution adopted by a majority of the number of directors fixed by Section 4.02 of these Bylaws may appoint such committees from time to time, either standing or ad hoc, as it deems necessary or appropriate, including but not limited to an executive committee as described in Section 5.05 below. The board of directors shall appoint a standing Audit Committee, and the members of such Audit Committee shall all be directors who do not have “control” of the corporation as the term “control” is defined in Section 4.06 of these Bylaws.
Section 5.02 Notice, Etc. Sections 4.08 through 4.17 of these Bylaws, which govern meetings, actions without meetings, notice, waiver of notice, and quorum and voting requirements of the board of directors, shall apply to committees and their members, as well.
Section 5.03 Authority. Each committee shall have and may exercise all the authority specified in the resolution by which it is created, except that no committee shall have any authority to adopt a plan of merger or consolidation, to recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property or assets of the corporation other than in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the corporation, or to amend the Bylaws of the corporation.
Section 5.04 Executive Committee. The executive committee of the board of directors, if created pursuant to Section 5.01 of these Bylaws, shall consist of two (2) or more directors. When the board of directors is not in session, the executive committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and except as limited by Section 5.04 of these Bylaws.
Article VI - Officers
Section 6.01 Number. The corporation shall have such officers as may be determined by the board of directors, which shall include a president/chief executive officer, a chief financial officer/treasurer, and a chief credit analyst, and which also may include a vice president, a secretary, and an assistant treasurer, each of whom shall be appointed by the board of directors. One or more additional vice presidents (the number to be determined by the board of directors) and such other officers and assistant officers and agents as may be deemed necessary may also be appointed by the board of directors. The board of directors may delegate to any officer of the corporation or any committee of the board of directors the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. The chief credit analyst shall perform all of the duties incident to the office of chief credit analyst and such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors. Different persons shall hold the required officer positions of president/chief executive officer and chief financial officer/treasurer. With respect to all other officer positions, any two (2) or more offices may be held by the same person.
Section 6.02 Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors or by any officer to whom or committee of the board of directors to which the power of appointment has been delegated. Each officer shall hold office until such officer’s successor has been appointed or until such officer’s death or until such officer shall resign or shall have been removed in the manner provided below. The appointment of an officer shall not itself create any contract rights with the corporation.
Section 6.03 Removal. Any officer, assistant, agent or employee may be removed, with or without cause, at any time by the board of directors, or by any officer to whom or committee of the board of directors to which such power of removal has been delegated, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 6.04 Resignation. An officer may resign at any time by giving written notice of resignation to the corporation. A resignation of an officer is effective when it is received by the corporation, unless the notice specifies a later effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.
Section 6.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors or by any officer to whom or committee of the board of directors to which such power has been delegated.
Section 6.06 The President/Chief Executive Officer. The president/chief executive officer, unless otherwise specified by the board of directors, shall be the chief executive officer of the corporation and, under the direction of the board of directors, shall in general supervise and control all the business and affairs of the corporation. The president/chief executive officer shall, when present, preside at all meetings of the shareholders and, in the absence of the chair of the board, at meetings of the board of directors. The president/chief executive officer may hire, prescribe the duties of, and fire employees, and may delegate such authority in whole or in part to any other officer or employee. The president/chief executive officer may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president/chief executive officer and such other duties as may be prescribed by the board of directors from time to time.
Section 6.07 The Vice President. In the absence of the president/chief executive officer, or in the event of the president/chief executive officer’s death, inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president/chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president/chief executive officer. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors.
Section 6.08 The Secretary. The secretary shall (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix such seal to documents when authorized; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president/chief executive officer, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) maintain the records required under Section 16-10a-1601 of the Utah Revised Business Corporation Act, and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors. In the absence of a secretary and any assistant secretaries, the president/chief executive officer shall perform these duties.
Section 6.09 The Chief Financial Officer/Treasurer. If required by the board of directors, the chief financial officer/treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 8.04 of these Bylaws; and (c) in general perform all of the duties incident to the office of chief financial officer/treasurer and such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors.
Section 6.10 Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president/chief executive officer or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the chief financial officer/treasurer, respectively, or by the president/chief executive officer or the board of directors.
Section 6.11 Compensation. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.
Article VII - Certificates for Shares and Their Transfer
Section 7.01 Form and Issuance. The shares of the corporation may be issued in book-entry form or represented by certificates in a form meeting the requirements of law and approved by the board of directors. Certificates shall be registered in the name of the respective owner of shares and shall be signed by the chairman of the board, president, or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. The corporation is not authorized to issue any certificate to the order of bearer.
Section 7.02 Transfer. Except as the corporation’s Articles of Incorporation may otherwise provide, the board of directors shall, to the fullest extent permitted by law, have the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of the certificates representing shares of the corporation’s stock, and may appoint transfer agents and registrars thereof.
Section 7.03 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 7.04 Legends. Each stock certificate shall contain such legend or other statements as may be required by the Utah Revised Business Corporation Act, the Utah Uniform Securities Act, the federal securities laws, and any agreement between the corporation and the applicable shareholder. Failure to comply with the requirements of this Section 7.06 shall not affect the validity of any certificate of stock which is otherwise issued in accordance with the provisions of this Article VII.
Article VIII - Contracts, Loans, Checks and Deposits
Section 8.01 Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 8.02 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation as may from time to time be determined by resolution of the board of directors.
Section 8.03 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.
Article IX - Dividends
Section 9.01 Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, including without limitation in accordance with the provisions of Utah Code Annotated § 7-3-15 and Utah Code Annotated § 7-3-16, as amended from time to time, and the corporation’s Articles of Incorporation.
Article X - Indemnification
Section 10.01 Indemnification.
(a)Subject to Section 10.06 below, the corporation shall indemnify and hold harmless, any person who is or was a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness or potential witness) in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), liabilities, losses, judgments, fines ERISA excise taxes or penalties, and amounts paid in settlement, actually and reasonably incurred or suffered by such indemnitee in connection with such action, suit or proceeding, to the fullest extent permitted by Utah law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment); provided, however, that, except as provided in Section 10.03(d) of this Article X with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors or the indemnitee is successful on the merits in such proceeding.
(b)The indemnification and advancement or expenses provided by, or granted pursuant to, this Article X shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and (ii) continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
(c)The corporation may indemnify any person, including any employee or agent of the corporation, to whom the corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Utah Code Annotated Sections 16-10a-902 and -907 or other rights created by (i) a resolution of the shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law, provision of the corporation’s Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
(d)The right to indemnification conferred by Section 10.01(a) or Section 10.03(b) of this Article X shall, and any indemnification extended under Section 10.01(c) of this Article X may, be retroactive to events occurring prior to the adoption of this Article X and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law.
(e)Any person entitled to be indemnified as a matter of right pursuant to this Article X may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought.
Section 10.02 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person whether or not the corporation would have the power to indemnify such person against such liability by law or under Section 10.01 of this Article X.
Section 10.03 Costs and Expenses.
(a)Notwithstanding the other provisions of this Article X, to the extent that a director or officer of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 10.01 of this Article X, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.
(b)Any indemnification under Section 10.01(a) of this Article X (unless ordered by a court) shall be paid by the corporation unless a determination is made (i) by the board by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the director or officer is not proper in the circumstances because he had not met the applicable standards of conduct under Utah law.
(c)The right to be indemnified pursuant to this Article X shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding (including investigations by any governmental or quasi-governmental agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this provision. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the corporation which are paid by the corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Article X may be required upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may, in the manner set forth above, and subject to the approval of the person entitled to be indemnified, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.
(d)Any indemnification under Section 10.01(a) or (b) or Section 10.03(a) of this Article X or advancement of costs, charges and expenses under Section 10.03(c) of this Article X shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer, directed to the corporation’s secretary. The right to indemnification or advances as granted by Section 10.03(d) of this Article X shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 10.03(d) where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct under applicable law, but the burden of proving that such standard of conduct has not been met shall be on the corporation. Neither the failure of the corporation (including its board, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct under applicable law, nor the fact that there has been an actual determination by the corporation (including its board, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 10.04 Interpretation. For purposes of this Article X:
(a)“Corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger. Any director or officer of the corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the corporation, or (ii) any employee benefit plan of the corporation or any entity referred to in the preceding clause (i), in any capacity shall be deemed to be doing so at the request of the corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation;
(b)“Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;
(c)A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in Section 10.01(a) and (b) of this Article X.
(d)Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.
Section 10.05 Savings Clause. If this Article X or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law.
Section 10.06 Prohibited Indemnification Payment Notwithstanding any other provision in the Bylaws to the contrary, under no circumstances shall the Corporation make any “prohibited indemnification payment” under 12 C.F.R. § 359.3, as such term is defined in 12 C. F R. § 359.1(1), as such regulations now exist of or may hereafter be amended. The Corporation may provide indemnification to the extent of any “permissible indemnification payments” as such term is defined in 12 C.F.R. § 359.5, and also to the extent of any of the exceptions to “prohibited indemnification payments” under 12 CFR. § 359.1(0(2), including the purchase of commercial insurance policies or fidelity bonds.
Article XI - Miscellaneous
Section 11.01 Seal. The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the corporation and words and figures showing that the corporation was incorporated in the State of Utah and the year of incorporation.
Section 11.02 Amendments.
(a)    By the Shareholders. Except as otherwise provided herein, these Bylaws may be amended, added to, altered or repealed or new Bylaws may be adopted, at any meeting of shareholders of the corporation by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding registered shares of the corporation entitled to vote thereon, voting together as a single class, provided that notice that an amendment to the Bylaws is to be considered and acted upon at such meeting shall have been included in the notice or waiver of notice of such meeting.

(b)    By the Directors. Except as provided in Section 11.02(a) of this Article XI, these Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, solely at any regular or special meeting of the board by the affirmative vote of not less than of a majority of the whole board. The phrase “a majority of the whole board” shall be deemed to refer to a majority of the number of directors constituting the board as set forth in accordance with Article IV, without regard to any vacancies, or if the number of directors constituting a majority of the entire board is greater than the number of members of the board then in office, the unanimous vote of the directors in office.
Section 11.03 Fiscal Year. Unless otherwise specified by the board of directors, the fiscal year of the corporation shall end on the last day of December in each year.
Section 11.04 Voting of Stock in Other Corporations. Unless otherwise ordered by the board of directors, the president/chief executive officer and each vice president shall have full power and authority on behalf of the corporation to attend any meeting of shareholders of any corporation in which the corporation may hold stock, to vote the stock held by the corporation, to exercise on behalf of the corporation at any such meeting any and all of the rights and powers incident to the ownership of such stock, and to execute and deliver on behalf of the corporation proxies and consents in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The board of directors may, from time to time, confer like powers upon any other person or persons.
Section 11.05 Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim against the corporation, its directors, officers and/or employees arising under the Corporation’s Articles of Incorporation or these Bylaws, as the same may be amended or amended and restated and in effect from time to time, or (d) any other action asserting a claim against the corporation, its directors, officers and/or employees that is governed by the internal affairs doctrine, shall be the United States District Court for the District of Utah and any Utah State court sitting in Salt Lake County, State of Utah of the United States of America (the “Chosen Courts”), except for any such action or proceeding as to which a Chosen Court determines that there is an indispensable party not subject to the jurisdiction of the Chosen Courts (and the indispensable party does not consent to the personal jurisdiction of a Chosen Court within ten (10) days following such determination). If any provision or provisions of this Section 11.05 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 11.05 (including, without limitation, each portion of any sentence of this Section 11.05 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock the corporation shall be deemed to have notice of and consented to the provisions of this Section 11.05.
[Signature on Next Page]

Secretary’s Certificate
I, THE UNDERSIGNED, being the Corporate Secretary of FinWise Bancorp, do hereby certify the foregoing to be the Bylaws of such corporation, as adopted by written consent of its board of directors dated effective as of the 28th day of November, 2023.

/s/ Michael O’Brien
Michael O’Brien, Corporate Secretary